Emergent Capital, Inc. Announces Third Quarter 2019 Results
Company consummates transaction with a strong, like-minded partner to reduce outstanding debt and exit bankruptcy

Boca Raton, Fla., October 9, 2019 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three months and nine months ended August 31, 2019.
Management Commentary

"During the third quarter, we closed a transformative transaction that provided Emergent with the necessary financing to exit a restrictive and unsustainable credit facility with a difficult lender that obstructed our ability to realize the value of our significant portfolio of life settlement policies and endangered our ability to continue to operate," said Pat Curry, Chairman and Chief Executive Officer. "The drastic measures we took to protect our assets were necessary, and as a result of our efforts, we have secured a strong, like-minded partner, significantly reduced our debt and emerged in a better position to realize value from our portfolio of policies by being able to finally manage and optimize the portfolio itself."

"With a continuing ownership interest in a well-seasoned portfolio of 568 life insurance policies that have a face value of approximately $2.7 billion we see a significant opportunity to generate long-term value for shareholders," Curry added. "We are aggressively exploring cost cutting initiatives to further reduce our costs and expenses to maximize returns. As part of this we will leverage contracted distributions from our lender that provide consistent cash flow to Emergent to offset unpredictable and inherently lumpy distributions from maturing policies."

Curry concluded, "The strong performance of our portfolio has been overshadowed by the challenges and impediments put forth by our former lender. With a new partner in place, these issues are now behind us and Emergent is free of distraction to focus on maximizing value for all shareholders."

Notice of Financial Reporting Changes
The Board of Directors changed the Company's fiscal year end from December 31 to November 30. As a result, the reported third quarter covers the period from June 1, 2019 to August 31, 2019. To aid investors, the results of the third quarter of 2019 are being presented to the directly comparable period last year, but are not comparable to the results previously filed with the SEC in its Quarterly Report on Form 10-Q on November 16, 2018, for the third quarter of 2018 which covers July 1, 2018 to September 30, 2018.

Given the Chapter 11 case of Lamington Road Designated Activity Company ("Lamington"), Lamington and its subsidiaries' (White Eagle Asset Portfolio, LP ("White Eagle"), White Eagle General Partner, LLC ("WEGP") and Lamington Road Bermuda Limited) results were excluded from the Company’s consolidated results from December 1, 2018 to August 16, 2019 therefore, our 2019 results are not comparable with 2018. Subsequent to the quarter end, the Bankruptcy Court entered an order and a final decree closing the White Eagle Chapter 11 Case. The Lamington and WEGP case were not yet dismissed as of the date of this earnings release. However, management took the position that given that all third-party claims had been satisfied in the case, consolidation of Lamington and WEGP as of August 17, 2019 was appropriate.

Third Quarter 2019 Highlights

•
On August 16, 2019, Emergent closed a transaction with Palomino JV, LP ("Palomino"), an affiliate of Jade Mountain Partners ("Jade Mountain"), relating to the portfolio of life settlement policies owned by White Eagle, and White Eagle exited its former credit facility with an affiliate of Beal Bank.

•
This transaction allowed Emergent to reduce its outstanding debt, and aligned the Company with Jade Mountain, a strong, like-minded partner. As part of this transaction, White Eagle sold 72.5% of its limited partnership interests to Palomino for approximately $366.2 million and White Eagle General Partner (the "Withdrawing General Partner") sold to an affiliate of Jade Mountain all of its general partnership interests for $8.0 million

(collectively, the "WE Investment") and Lamington retained 27.5% of White Eagle’s limited partnership interests.

•	This transaction was critical to ensure the viability of Emergent and to maintain its investment in its life settlement portfolio.

•
In connection with the WE Investment, the Limited Partnership Agreement of White Eagle was amended and restated (the "A&R LPA") to provide for the issuance of the Class A, B and D limited partnership interests, and for funding of an "Advance Facility" to maintain reserves sufficient to fund premiums, certain operating expenses of White Eagle and certain minimum payments to Lamington as the holder of the Class B interests. Pursuant to the A&R LPA, holders of Class A interests are entitled to receive distributions on the amounts paid or contributed by them in relation to the WE Investment and funding of the Advance Facility after payment of premiums on the portfolio policies and other fees and expenses. The A&R LPA provides generally that holders of the Class A and Class B Interests receive distributions of proceeds of the assets of White Eagle based on their 72.5% and 27.5% ownership, respectively, after certain expenses and reserves are funded (including such minimum payments to Lamington totaling approximately $8.0 million per year for the first three (3) years and $4.0 million for the subsequent seven (7) years), provided that commencing after year three (3), such minimum payments will be utilized to repay the Class D Return of $8.0 million, which was advanced at closing, plus the greater of $2.0 million or 11% per annum on such $8.0 million to the extent necessary to fully repay such Class D Return. The minimum payments to the Company will occur regardless of maturities with payments through the premium/expense reserve account when there are no maturity proceeds available for distributions as described below). However, the A&R LPA also provides that all payments to holders of the Class B interests (other than such minimum payments to Lamington during the first eight (8) years following the Closing Date) are fully subordinated to payments in respect of the minimum returns to holders of the Class A and Class D interests (including repayment of all amounts advanced in respect of the Advance Facility) and to any indemnification payments, if any, due to such holders and related indemnified persons pursuant to the indemnities afforded them in and in relation to the A&R LPA, Subscription Agreement, Master Termination Agreement and related documents.

•
On August 28, 2019, the Company paid off the $1.2 million outstanding principal on its outstanding 8.5% Convertible Notes due 2019. The Convertible Notes matured on February 15, 2019. Upon the payoff, such convertible notes were extinguished.

•	As of the filing date, we had approximately $26.8 million of cash and cash equivalents inclusive of certificates of deposit of $511,000.

Consolidated Results

Income from continuing operations for the three months ended August 31, 2019 (the "2019 Period") was $86.9 million compared to $5.6 million for the three months ended August 31, 2018 (the "2018 Period") and was significantly impacted by the deconsolidation of Lamington and related subsidiaries which resulted in approximately $96.7 million in gain, the amount is reflected in current earnings as change in fair value of investment in deconsolidated subsidiaries. The amount is associated with gains incurred by Lamington for the period up to August 16, 2019 in considering the proceeds received through the transactions for the subscription agreement, the actual payoff of the White Eagle Revolving Credit Facility and all other third party claims.

Income for the 2018 Period mainly includes net gain on maturity of $7.1 million which is attributable to three policies maturity. There were no maturities for the consolidated entities for the 2019 Period.

Total expense from continuing operations for the 2019 Period was approximately $6.7 million compared to approximately $4.8 million for the 2018 Period. Expense includes interest expense of approximately $2.8 million for the 2019 Period and includes approximately $1.3 million on the 5% Convertible Notes, $1.5 million on the 8.5% Senior Secured Notes and $22,000 on the 8.5% Convertible Notes.

Deconsolidated Subsidiaries Results

Total income for the deconsolidated subsidiaries was $50.0 million and was comprised, of gain on sale of life settlement of approximately $21.3 million associated with the sale of the assets in White Eagle. Our deconsolidated subsidiaries had six life insurance policies with face amounts totaling $31.8 million in maturity, the net gain of which was $20.0 million and is recorded as a change in fair value of life settlements in the deconsolidated statements of operations for the quarter ended August 31, 2019. Proceeds from maturities totaling $60.2 million were received during the quarter ended August 31, 2019, offset by a change in fair value of life settlements loss of approximately $13.0 million.

On August 16, 2019, Lamington's capital contribution to White Eagle comprised the fair value of the life settlement assets assigned by the purchaser. The Company performed a fair value calculation to include various factors impacting the waterfall distribution as dictated by the subscription agreement, including but not limited to amounts advanced for the Class D Shares, the funding of the premium reserves on the Company's behalf and the expected return by the Class A Shares which is 11%. The Company determined that the fair value was approximately $138.2 million which resulted in a change in fair value gain of approximately $15.4 million at August 16, 2019.

Our deconsolidated subsidiaries expense was significantly impacted by interest expense of $23.3 million due to the repayment of the White Eagle Revolving Credit Facility, loss on extinguishment of debt of approximately $7.4 million associated with the early repayment of the White Eagle Revolving Credit Facility, reorganization cost of $4.8 million, legal fees of $158,000 and professional fees of $659,000, offset by change in fair value gain for the White Eagle Revolving Credit Facility of approximately $26.6 million.

The following table provides a summary of the components of income from the Company's consolidated and deconsolidated life settlements.

	Three Months Ended August 31, 2019	Three Months Ended August 31, 2018
Consolidated
Change in estimated probabilistic cash flows	$(1)	$23,027
Premiums paid during period	(41)	(22,926)
Change in life expectancy evaluation	—	(3,398)
Change in discount rate assumptions	—	1,586
Realized gain on maturities	—	7,115
Change in fair value of life settlements	$(42)	$5,404

Deconsolidated
Change in estimated probabilistic cash flows	$17,055	$—
Premiums paid during period	(18,880)	—
Change in life expectancy evaluation	(5,189)	—
Realized gain on maturities	19,999	—
Change in fair value of life settlements	$12,985	$—

The Company reported a net income from continuing operations of $80.2 million, or $0.41 per diluted share for the 2019 Period, compared to a net loss from continuing operations of $2.3 million, or $(0.01) per diluted share for the 2018 Period.

Nine Months Ended August 31, 2019

Consolidated Results

Total income from continuing operations for the nine months ended August 31, 2019 was $34.1 million compared to $19.7 million for the same period last year. Income was significantly impacted by the deconsolidation of Lamington and related subsidiaries which resulted in approximately $37.9 million in gain, the amount is reflected in current earnings as change in fair value of investment in deconsolidated subsidiaries.

Income for 2018 mainly includes net gain on maturity of approximately $35.1 million which is attributable to the maturity of 15 policies. There were no maturities for the consolidated entities for the 2019 Period.

Total expenses from continuing operations for the nine months ended August 31, 2019 were approximately $14.0 million compared to approximately $24.2 million for the same period last year. Expense for the nine months ended August 31, 2019 was impacted by interest expense of approximately $8.4 million including $3.8 million on the 5% Convertible Notes, $4.5 million on the 8.5% Senior Secured Notes and $93,000 on the 8.5% Convertible Notes.
Total expenses from continuing operations for the nine months ended August 31, 2018 were mainly comprised of interest expense of $23.4 million, including interest on the White Eagle Revolving Credit Facility of $16.7 million, $3.7 million on the 5% Convertible Notes, $2.5 million on the 8.5% Senior Secured Notes and $138,000 on the 8.5% Convertible Notes; offset by a change in the fair value gain for the White Eagle Revolving Credit Facility of $11.7 million.
Deconsolidated Subsidiaries Results

Total income for the deconsolidated subsidiaries for nine months ended August 31, 2019 was $20.6 million and mainly comprised change in fair value of life settlements loss of approximately $16.8 million. Our deconsolidated subsidiaries had 18 life insurance policies with face amounts totaling $100.4 million matured. The net gain of these maturities was $70.3 million and is recorded as a change in fair value of life settlements in the deconsolidated statements of operations for nine months ended August 31, 2019. Proceeds from maturities totaling $92.5 million were received during the nine months ended August 31, 2019.

Our deconsolidated subsidiaries expense was significantly impacted by change in fair value of the White Eagle Revolving Credit Facility of approximately $17.1 million. Other items impacting expenses were interest expense of $28.3 million, reorganization cost of $14.0 million, loss on extinguishment of debt of approximately $7.4 million associated with the early repayment of the White Eagle Revolving Credit Facility, administrative services fees of $2.8 million, legal fees of $890,000 and professional fees of 1.5 million.

The following table provides a summary of the components of income from the Company's consolidated and deconsolidated life settlements.

	Nine Months Ended August 31, 2019	Nine Months Ended August 31, 2018
Consolidated
Change in estimated probabilistic cash flows	$81	$72,991
Premiums paid during period	(118)	(67,916)
Change in life expectancy evaluation	—	(22,476)
Change in discount rate assumptions	—	1,586
Realized gain on maturities	—	35,114
Change in fair value of life settlements	$(37)	$19,299

Deconsolidated
Change in estimated probabilistic cash flows	$58,124	$—
Premiums paid during period	(69,827)	—
Change in life expectancy evaluation	(57,636)	—
Change in discount rate assumptions	—	—
Reversal of prior gains	(17,800)	—
Realized gain on maturities	70,298	—
Change in fair value of life settlements	$(16,841)	$—

The Company reported net income from continuing operations of $16.9 million, or $0.10 per diluted share for the nine months ended August 31, 2019, compared to a net loss from continuing operations of $4.3 million, or $(0.03) per diluted share for the same period last year.
At August 31, 2019, we had approximately $8.8 million of cash and cash equivalents and certificates of deposit of $508,000. Of this amount, approximately $8.8 million was available to pay premiums on two policies for which such expenses will approximate $45,000 in 2019 and other overhead expenses.. The Company had 158,051,803 shares of common stock outstanding, treasury shares of 608,000 and an undiluted book value of $0.28 per share at August 31, 2019.

Life Settlements Portfolio Highlights

As of August 31, 2019, we owned 2 policies with an estimated fair value of $1.3 million compared to 2 policies with an estimated fair value of $1.2 million at November 30, 2018.The weighted average discount rate was 14.92% at each of August 31, 2019 and November 30, 2018.
Of these two policies owned as of August 31, 2019, all were previously premium financed and are valued using discount rates that range from 13.25% to 15.25%.

Investment in Limited Partnership
On August 16, 2019, Lamington's capital contribution to White Eagle was an estimated fair value of approximately $138.9 million. The Company performed a valuation at August 31, 2019 resulting in a value of approximately $132.3 million.
During the three months and nine months ended August 31, 2019, approximately $8.2 million was distributed from the premium/expense reserve account to pay premiums and expenses with the balance of approximately $21.8 million remaining in the account at August 31, 2019.
Approximately $333,000 was due for distribution to the Company to cover the period from August 17, 2019 to August 31, 2019 pursuant to the minimum distributions described above and the amount was received subsequent to the quarter end.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended August 31,		Nine Months Ended August 31,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements (Notes 10 & 16)	$(42)	$5,404	$(37)	$19,299
Change in fair value of investment in limited partnership	(5,821)	—	(5,821)	—
Change in fair value of investment in deconsolidated subsidiaries (Notes 4 & 16)	90,710	—	37,941	—
Other income	2,011	153	2,028	396
Total income	86,858	5,557	34,111	19,695
Expenses
Interest expense	2,832	7,979	8,370	23,398
Change in fair value of White Eagle Revolving Credit Facility (Notes 12 & 16)	—	(7,037)	—	(11,663)
Personnel costs	694	800	1,001	2,460
Legal fees	1,448	552	2,117	3,478
Professional fees	1,142	1,875	1,470	4,497
Insurance	270	193	666	592
Other selling, general and administrative expenses	276	394	399	1,407
Total expenses	6,662	4,756	14,023	24,169
Income (loss) from continuing operations before income taxes	80,196	801	20,088	(4,474)
(Benefit) provision for income taxes	(5)	3,094	3,213	(136)
Net income (loss) from continuing operations	$80,201	$(2,293)	$16,875	$(4,338)
Discontinued Operations:
Income (loss) from discontinued operations before income taxes	70	(17)	36	(14)
(Benefit) provision for income taxes	—	—	—	—
Net income (loss) from discontinued operations	70	(17)	36	(14)
Net income (loss)	$80,271	$(2,310)	$16,911	$(4,352)
Basic income (loss) per common share:
Continuing operations	$0.51	$(0.01)	$0.11	$(0.03)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - basic	$0.51	$(0.01)	$0.11	$(0.03)
Diluted income (loss) per share:
Continuing operations	$0.41	$(0.01)	$0.10	$(0.03)
Discontinued operations	$—	$—	$—	$—
Net income (loss) - diluted	$0.41	$(0.01)	$0.10	$(0.03)
Weighted average shares outstanding:
Basic	156,968,470	158,305,635	156,949,425	157,919,215
Diluted	195,979,957	158,305,635	194,867,908	157,919,215

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	August 31, 2019	November 30, 2018*

	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$8,780	$1,209
Certificates of deposit	508	500
Prepaid expenses and other assets	844	657
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	1,254	1,172
Receivable for maturity of life settlements	17,768	—
Fixed assets, net	28	78
Investment in limited partnership, at estimated fair value (Note 11)	132,334	—
Investment in deconsolidated subsidiaries, at estimated fair value (Note 4)	—	128,795
Investment in affiliate	2,384	2,384
Deferred tax asset	—	576
Total assets	$165,277	$136,748
LIABILITIES AND STOCKHOLDERS’ DEFICIT/EQUITY
Liabilities
Accounts payable and accrued expenses	$2,093	$2,446
Other liabilities	100	194
Interest payable - 8.5% Convertible Notes (Note 13)	—	37
8.5% Convertible Notes, net of discount and deferred debt costs (Note 13)	—	1,173
Interest payable - 5.0% Convertible Notes (Note 14)	169	1,116
5.0% Convertible Notes, net of discount and deferred debt costs (Note 14)	70,697	69,742
Interest payable - 8.5% Senior Secured Notes (Note 15)	1,091	628
8.5% Senior Secured Notes, net of deferred debt costs (Note 15)	44,042	34,170
Current tax liability	2,642	—
Total liabilities	120,834	109,506
Commitments and Contingencies (Note 18)
Stockholders’ Deficit/Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at August 31, 2019 and November 30, 2018; 158,659,803 issued and 158,051,803 outstanding as of August 31, 2019; 158,733,928 issued and 158,125,928 outstanding as of November 30, 2018)	1,587	1,587
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of August 31, 2019 and November 30, 2018)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of August 31, 2019 and November 30, 2018)	(2,534)	(2,534)
Additional paid-in-capital	334,488	334,198
Accumulated deficit	(289,098)	(306,009)
Total stockholders’ deficit/equity	44,443	27,242
Total liabilities and stockholders’ deficit/equity	$165,277	$136,748
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended August 31,		Nine Months Ended August 31,
	2019	2018	2019	2018
Consolidated
End of Period — Policies Owned
Number of policies owned	2	591	2	591
Average age of insured	78.4	84.1	78.4	84.1
Average death benefit per policy	$6,000	$4,739	$6,000	$4,739
Average Life Expectancy — Calculated LE (Years)	11.6	7.9	11.6	7.9
Aggregate Death Benefit	$12,000	$2,800,613	$12,000	$2,800,613
Aggregate fair value	$1,254	$575,837	$1,254	$575,837
Monthly premium — average per policy	$7.7	$13.8	$7.7	$13.8

Period Maturities
Number of policies matured	—	3	—	15
Average age of insured at maturity	—	89.2	—	89.2
Average life expectancy - Calculated LE (Years)	—	2.7	—	2.7
Aggregate death benefit	$—	$14,250	$—	$68,185
Gains on maturity	$—	$7,115	$—	$35,114
Proceeds collected	$—	$20,500	$—	$52,304

White Eagle Portfolio - Deconsolidated*
Period Maturities
Number of policies matured	6	—	18	—
Average age of insured at maturity	87.4	—	86.1	—
Average life expectancy - Calculated LE (Years)	3.6	—	5.9	—
Aggregate death benefit	$31,768	$—	$100,374	$—
Gains on maturity	$19,999	$—	$70,300	$—
Proceeds collected	$60,163	$—	$92,505	$—
Number of policies matured	6	—	18	—

*Information for deconsolidation is included up to August 16, 2019

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com